SATISFACTION AND RELEASE

Upon receipt of the payment of $36,938.56, the undersigned hereby agrees and acknowledges that any and all debts, obligations, and liabilities owing to the undersigned by Nugget Exploration, Inc., John MacGuire and/or Mary C. MacGuire, personally, as of the date hereof, including, but not by way of limitation, certain promissory notes and accrued liabilities as listed below with accrued interest, are paid in full, and the undersigned hereby waives and forever releases any claim that the undersigned may have against Nugget Exploration, Inc., John MacGuire and/or Mary C. MacGuire, in respect of such debts, obligations, and liabilities as of the date of receipt of the payment:

         By Nugget Exploration, Inc. to Mary Alice Hand (Mrs. Dennis (Joe) Hand)

         Note Dated 7/23/91 one half (1/2) of $3,120.10  that is $1,560.05  Note
         Dated  8/15/91 one half (1/2) of $19,214.97  that is $9,607.49  Account payable one half (1/2) of $51,542.05 that is $25,771.02



Dated this 11 day of May, 1999.




                                   /s/   Mary Alice Hand
                                   Mary Alice Hand (Mrs. Dennis (Joe) Hand)